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                                                                   EXHIBIT 10.40
                                           (EXHIBIT I-2 TO THE CREDIT AGREEMENT)


                     [LETTERHEAD OF ARTHUR D. LITTLE, INC.]


                                                            [_________, 199_](1)


The Lenders party to the
  below-mentioned Credit Agreement

The Chase Manhattan Bank,
  as Administrative Agent
1 Chase Manhattan Plaza
8th Floor
New York, NY 10017
Attention:  Loan and Agency Services Group


Ladies and Gentlemen:

                  Reference is made herein to the Credit Agreement (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement") dated as of December 19, 1997 among Iridium Operating LLC, a Delaware limited liability company (the "Company"), the lenders party thereto, Chase Securities Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as Global Arrangers, The Chase Manhattan Bank, as Administrative Agent and as Collateral Agent, and Barclays Bank PLC, as Documentation Agent. Capitalized terms used but not defined in this letter have the meanings given to such terms in the Credit Agreement.

                  This letter is being delivered to the Administrative Agent pursuant to Article IV of the Credit Agreement.

                  We are delivering this letter to the Lenders in our role as Independent Technical Advisor for the Lenders under the Credit Agreement in connection with a Borrowing requested to be made by the Company on [_________], 1998(2) (the "Borrowing"). In connection with the Borrowing we have been requested to assist you in reviewing the Company's achievement of or satisfaction with the technical conditions precedent specified in Annex A to Appendix 2 to the Credit Agreement and as elaborated in a testing and performance monitoring program mutually

___________

1        This letter shall be dated the date of the relevant Borrowing.


2 Insert the date of the Borrowing to which this verification relates, as reflected in the related Borrowing Request.


                   Independent Technical Advisor Verification
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                                      - 2 -


agreed between the Company, Motorola, ourselves and the Global Arrangers (the "Technical Conditions").

                  Prior to the date hereof, we have attended one or more monthly meetings with the Company and Motorola for the purpose of reviewing the progress achieved to date by the Company and Motorola in satisfying the Technical Conditions. At these meetings we have been provided information by the Company and Motorola, and have made inquiries of Company and Motorola personnel present at such meetings, regarding the satisfaction of the Technical Conditions applicable to the Borrowing. At or following each such meeting the Company and Motorola have delivered to us their respective statements specifically enumerating the Technical Conditions that, in their respective view, have been completed in accordance with the requirements of the Credit Agreement as of the date of each such statement (copies of such statements being attached hereto). The information we have received and the access we have been given to Motorola and Company personnel at these meetings and otherwise are sufficient to provide a reasonable basis for us to form a view regarding the satisfaction of the Technical Conditions applicable to the Borrowing. Except as noted on the attachment to this letter, nothing has come to our attention in the course of these meetings or otherwise that would cast doubt on the acceptability of the positions being taken by Motorola and the Company as to the satisfaction of the Technical Conditions applicable to the Borrowing.

                  Based upon the foregoing, in our professional judgment we believe as of the date hereof that:

                  1. the Technical Conditions which are required by the terms of Annex A to Appendix 2 to the Credit Agreement to be satisfied on or prior to the date of the Borrowing have been substantially completed (and each such condition (if any) that has not been fully completed at this time is noted on the attachment to this letter, provided that, in our view, the failure to have so completed any such condition is not material to the current stage of Development of the Project and Motorola has a satisfactory plan for completing such condition within an appropriate time period); and

                  2. Commercial Activation is expected to occur by December 23, 1998.



                                            Very truly yours,

                                            ARTHUR D. LITTLE, INC.


                                            By____________________
                                              Name:
                                              Title:


                   Independent Technical Advisor Verification